                            SCHEDULE 14A INFORMATION

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            the Securities Exchange Act of 1934 (Amendment No.    )

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

                               TELTONE CORPORATION
                             CORPORATE HEADQUARTERS
                             22121 - 20TH AVE. S.E.
                            BOTHELL, WASHINGTON 98021

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held November 4, 1999

         This proxy statement, which was first mailed to shareholders with the enclosed form of proxy on September 27, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Teltone Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at the Company's Corporate Headquarters, 22121 20th Avenue SE, Bothell, Washington, on November 4, 1999, at 2:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by delivering a signed written statement to the Secretary of the Company at or prior to the Annual Meeting of Shareholders or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

         Shareholders of record at the close of business on September 7, 1999, will be entitled to vote at the meeting. On September 7, 1999, there were 6,009,796 shares of common stock and 1,072,641 shares of preferred stock outstanding, each of which is entitled to one vote. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

         A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

         Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, an independent business entity not affiliated with the Company.

1.       ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

         The Company's Board of Directors currently consists of six members. Each of the current directors is up for re-election at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time of the election, it is intended that proxies will be voted for the election of another nominee to be designated by the Board of Directors of the Company to fill any vacancy.

VOTE REQUIRED

         Candidates receiving a majority of the votes present, either in person or by proxy, will be elected as Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES.

NOMINEES

         CHARLES L. ANDERSON, 69, has been a Director of the Company since 1968 and Chairman since 1981. He was Chief Executive Officer of the Company from June 1984 through December 1987 and from 1968 through 1981. He also was President of Teltone from 1970 through 1981, and Acting President from June 1984 to April 1985.

         RICHARD W. SOSHEA, 67, assumed the position of Director, President & Chief Executive Officer for the Company in August 1991. Prior to joining Teltone, Dr. Soshea was Vice President of the Semiconductor Group at M/A-COM, Inc., Lowell, Massachusetts, since 1988. His background also includes general management positions with Hewlett Packard and with Harris Corp., where he founded Harris Microwave Semiconductor, Inc.

         CHARLES P. WAITE, 69, has served on the Board of Directors of the Company since 1976. He has been a General Partner of Greylock Partnerships since 1966. He is also a director of Celeritek, Inc. of Santa Clara, California.

         DON WILSON, 72, joined the Teltone Board of Directors in April 1990. Mr. Wilson worked for US West Communications for more than 35 years, the last 14 years of which he was Vice President, prior to his retirement in 1990. He is a past Chairman of the Board of Trustees for Goodwill Industries, serves on the National Advisory Board for the Salvation Army, and is a Director of US Bank of Washington.

         PAUL M. WYTHES, 66, has been a Director since 1976. In 1964, he was a Founding Partner of Sutter Hill Ventures, a venture capital limited partnership, headquartered in Palo Alto, California, where he continues to serve as Managing Director. He also serves as a Director of Interventional Technologies, Inc., San Diego, California, Sutter Hill Investments Mauritius Inc. and T. Rowe Price Mutual Funds, of Baltimore, Maryland.

         TRACY STORER, 65, became a director of the Company in February 1996. He is President of The Stanbridge Group, a corporation he founded in 1989 to focus on strategic business development and consulting for clients in the telecommunications industry.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

         The Company's Board of Directors has an Audit Committee and a Compensation Committee. There is no standing nominating committee. The members of each committee and the functions performed thereby are outlined below:

         AUDIT COMMITTEE. Messrs. Anderson, Wythes, and Wilson serve on this committee. This Committee reviews the planned scope of independent auditor's services, reviews financial statements and the auditor's opinion letter, recommends the independent auditor for the following fiscal year, reviews the auditor's recommendations relating to accounting, internal control, and other matters, and reviews internal accounting procedures with corporate financial staff.

         COMPENSATION COMMITTEE. Messrs. Storer and Waite serve on this committee. This Committee reviews current remuneration of the directors and officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustments of those amounts. The Committee also makes recommendations to the Board regarding the granting of stock options to officers and employees.

         During the last fiscal year, the Compensation Committee met once and the Audit Committee met once. The entire Board of Directors met six times during the last fiscal year.

All Directors attended more than 75% of the aggregate number of Board meetings and meetings of Committees on which they served.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 7, 1999, certain information regarding beneficial ownership of the Company's voting stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding voting stock, (b) by each director and nominee for director, (c) by the Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus, for the fiscal year ended June 30, 1999, exceeded $100,000, and (d) by all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

                                                                                    Voting
                                     Common Stock                             Preferred Stock (1)
                                     ------------                             -------------------
                                   Amount and Nature                           Amount and Nature
                                     of Beneficial                               of Beneficial
                                       Ownership              Percent              Ownership              Percent
                                         as of                  of                   as of                  of
Nominees                              09/07/99(2)              Class              09/07/99(2)              Class
------------------------------------------------------------------------------------------------------------------
Charles L. Anderson                    939,915 (3)(4)           16%                115,934  (3)             11%

Tracy Storer                            34,167 (4)                *

Richard W. Soshea                      775,526 (5)              13%                 27,272                   3%

Charles P. Waite                        57,245 (4)               1%                 14,401                   1%

Don Wilson                              60,340 (4)               1%

Steve Sarich Jr.                       571,673                  10%                 98,407                   9%

Paul M. Wythes                         384,610 (4)(6)(7)         6%                209,860  (8)(9)          20%

Mark Blazek                             79,693 (10)              1%

Debra Griffith                          15,000 (11)              *

Richard Johnson                         61,086 (12)              1%

Ray Ma                                 115,221 (13)              2%


All Officers and Directors
   as a group (11 persons)           2,555,303 (14)             43%                367,467                  34%

         *  Less than 1%

(1) Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.

(2) Except to the extent that each director's shares are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock.

(3) Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, controlled by Mr. Anderson and members of his family.

(4) Includes stock options of which 34,167 shares are exercisable within sixty days of the record date.

(5) Includes stock options of which 57,500 shares are exercisable within sixty days of the record date.

(6) 255,305 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is Managing Director. As such, Mr. Wythes shares voting and investment power over these shares.

(7) 75,983 of these shares are owned of record by TOW Partners, of which Mr. Wythes is the sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(8) 152,893 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is Managing Director. As such, Mr. Wythes shares voting and investment power over these shares.

(9) 45,495 of these shares are owned of record by TOW Partners, of which Mr. Wythes is sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(10) Includes stock options of which 61,000 shares are exercisable within sixty days of the record date.

(11) Includes stock options of which 15,000 shares are exercisable within sixty days of the record date.

(12) Includes stock options of which 32,500 shares are exercisable within sixty days of the record date.

(13) Includes stock options of which 67,500 shares are exercisable within sixty days of the record date.

(14) Includes stock options of which 343,165 shares are exercisable within sixty days of the record date.

INFORMATION REGARDING DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

         DIRECTOR COMPENSATION

         Members of the Company's Board of Directors, other than employee-directors, are entitled to receive $1,200 per quarter, plus $500 for each Board meeting attended, and $250 for each committee meeting held on a day when a Board of Directors meeting was not also held. The Chairman receives an additional $1,750 per quarter. Employee-directors receive no additional compensation for serving on the Board.

          EXECUTIVE OFFICER COMPENSATION -- CASH COMPENSATION

          The table below sets forth the cash compensation paid by the Company to its the Chief Executive Officer and the other executive officers of the company whose total annual salary and bonus, for the fiscal year ended June 30, 1999, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                          ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                          -------------------                     -------------------
Name and Principal                                                               Securities Underlying
Position                          Year           Salary           Bonus              Options Granted
------------------------------------------------------------------------------------------------------------
Richard W. Soshea
President & CEO                   1999          $166,154         $66,362                  30,000
                                  1998          $160,000                                  40,000
                                  1997          $167,306                                  40,000
Debra L. Griffith
VP Finance & CFO                  1999          $113,077         $37,327                  60,000

Mark Blazek
VP Sales & Marketing              1999          $118,847         $35,770                  20,000
                                  1998          $103,688                                  50,000
                                  1997           $87,600         $14,987                   8,000
Richard Johnson
VP Operations                     1999          $100,727         $30,171                  20,000
                                  1998           $96,881                                  10,000
                                  1997           $97,082                                  10,000
Ray Ma
VP Engineering                    1999           $96,577         $28,929                  20,000
                                  1998           $92,885                                  20,000
                                  1997           $92,640                                  10,000

         EXECUTIVE OFFICER COMPENSATION -- COMPENSATION PURSUANT TO PLANS

         Described below are the compensation plans that have been established by the Company that provide for the payment of cash or noncash compensation to certain directors and executive officers of the Company. The amounts paid to the listed individuals and group are also disclosed.

         MANAGEMENT INCENTIVE PLAN

         Executive officers and key management are eligible to participate in an incentive plan which provides for the payment of bonuses after the end of each fiscal year based on net profit achieved prior to the cost of the Management Incentive Plan (MIP). No bonus is paid if net profit is less than 75% of planned profit for the year. Actual bonuses vary linearly with profit and are paid as a percent of base salary. Should planned profits be achieved, bonuses paid would range from 40% of base salary for the Chief Executive Officer to 30% for Vice Presidents and 12% for other key management. This incentive plan is proposed annually by the Compensation Committee and approved by the Board of Directors and is subject to revision.

         SALARY DEFERRAL PLAN

         All employees are eligible to participate in this plan on the first day of the month after their date of hire. An employee is able to defer up to 15% of his or her pre-tax annual salary up to a maximum of $9,500 under the salary deferral provisions of the Plan. At the discretion of the Board of Directors, the first $300 of the employee's deferral shall be matched by the Company dollar for dollar. The Company shall match $.50 for each $1.00 an employee defers between $300 and 6% of the employee's compensation. Any deferral in excess of 6% of the employee's compensation shall not be matched. The employee's deferrals and the Company's contributions are invested, at the employee's direction, in one or more investment funds.

         Employees are 100% vested in their salary deferrals, the Company's contributions, and all earnings thereon. At any time after an employee has reached age 59 1/2, an employee may withdraw all or a portion of the funds. In addition, the employee may borrow from the Plan and may receive a distribution of benefits in the event of financial hardship. Upon termination of employment, death or disability, the employee or beneficiary will receive a lump sum payment of benefits. Executive officer compensation, as related in the Cash Compensation table, includes any salary deferral under the Plan.

         During the period ending June 30, 1999, the Company's contributions to the executive officers named in the Cash Compensation table and all employees as a group were:

               Richard W. Soshea                              $4,650

               Debra L. Griffith                              $1,742

               Mark Blazek                                    $2,837

               Richard G. Johnson                             $3,059

               Ray Ma                                         $2,940

               All Employees as a Group
               Excluding Executive Officers                  $48,060
               (47)

         STOCK OPTION PLANS

         The Company has two active stock option plans: the Nonemployee Directors' Stock Option Plan and the 1992 Stock Option Plan for key employees. The Nonemployee Directors' Stock Option Plan provides for the grant of options to purchase up to 320,000 common shares to outside directors of the Company. Options are granted at the fair market value of the stock on the date of grant and vest over a four year period. The maximum term of an option may not exceed six years.

         Under the terms of the 1992 Stock Option Plan, all present and future key employees who, at the time the options are granted, are regular full-time employees of the Company, are eligible to participate. The number of shares that may be granted under the 1992 Option Plan is 1,050,000, of which 3,750 shares remain available for grant as of September 7, 1999. The option price and award are determined by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1992 Option Plan, the Board of Directors determines the terms and provisions of the option agreements and the number of shares of common stock subject to each option.

         During fiscal year 1999 the following options to purchase common stock were granted at fair market value to named executive officers:

                                                        % of Total
                             Number of                  Options Granted
                             Securities Underlying      To Employees in     Exercise Price    Expiration
Name of Individual           Options Granted            Fiscal Year         Per Share         Date______
----------------------------------------------------------------------------------------------------------
Richard W. Soshea                30,000                        9%                $.60           10/29/2004

Mark Blazek                      20,000                        6%                $.60           10/29/2004

Debra L. Griffith                50,000                       16%                $.53           08/11/2004
                                 10,000                        3%                $.60           10/29/2004

Richard G. Johnson               20,000                        6%                $.60           10/29/2004

Ray Ma                           20,000                        6%                $.60           10/29/2004


         During the period beginning July 1, 1998, and ending June 30, 1999, 400,000 options were exercised by Richard W. Soshea at $.51 per share.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent (10%) of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any late filings during fiscal years 1999 and 1998.

To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company and on written representations that no other reports were required, all of the reports were timely filed.

2.       PROPOSAL FOR APPROVAL OF AMENDMENT TO
         1992 STOCK OPTION PLAN

         At the meeting the shareholders will be requested to approve an amendment to the 1992 Stock Option Plan (the "1992 Option Plan"). The amendment is to increase the Company's common stock subject to the 1992 Option Plan from 1,050,000 shares to 1,400,000 shares. The Board believes stock options are essential to attracting and retaining key employees and encouraging them to devote their full efforts toward the success of the Company. The Board adopted the 1992 Option Plan at its meeting held on February 18, 1992, and recommends approval of this amendment.

DESCRIPTION OF THE OPTION PLAN

         The following description is qualified in its entirety by reference to the 1992 Option Plan itself, which can be obtained from the Company.

         The 1992 Option Plan, if the amendment is approved by the shareholders, will reserve 1,400,000 shares of the company's common stock for issuance pursuant to stock options to be granted thereunder. Incentive stock options and/or non-qualified stock options may be granted to eligible employees of the Company during the ten-year term of the 1992 Option Plan.

         Option grants to non-officer employees may be made by the entire Board or by a committee of two or more Board members. Option grants to officers shall be made by the entire Board if all Board members are "disinterested persons" as that term is defined in Rule 16-b-3 of the SEC, or by a committee of two or more directors, all of whom must be "disinterested persons." The Board has delegated to the Compensation Committee the function of granting options to officers, including the determination of which officers will receive options and the size of such options.

         The Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price shall be set by the Committee at the time of granting of an option. For incentive stock options, the option price may not be less than the fair market value of the Company's stock on the date of grant. For non-qualified stock options, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant. The Company can reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1992 Option Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

         The terms of each option shall be no more than six years from the date of grant. Generally, options expire thirty days following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), except in the case of permanent disability or death and except for discharge for misconduct, willfully or wantonly harmful to the Company. In the case of termination due to death or permanent disability, the option terminates ninety days (or such shorter period as is specified in the option agreement) from the date the employee ceases work as a result of death or disability (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). The Board has the authority to extend the foregoing expiration dates of any outstanding option in circumstances it deems appropriate, provided that no such extension can go beyond the original term of such option (e.g., six years from grant date). Each option vests over a four year period, with 25% vesting on each of the first four anniversaries of the Grant Date.

         The purchase price of option shares may be paid in cash. Option holders may also exercise their options by surrendering shares of the Company's common stock owned by the Optionee. Shares used to pay the exercise price shall be valued at their fair market value on the exercise date. For non-qualified options, the option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. Option holders may pay these federal, state, and local withholding taxes by turning in shares of the Company's common stock, valued at fair market value.

         In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board shall provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. The Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         The Board has the right to substitute or assume options in connection with mergers, reorganizations, separations, or other transactions to which
Section 424(a) of the Internal Revenue Code of 1986, as amended, (the "Code") applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares reserved for the 1992 Option Plan may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of shares subject to options before and after the substitution.

         The 1992 Option Plan may be modified, amended, or terminated by the Board of Directors except with respect to options granted prior to such action. Notwithstanding the foregoing, shareholder approval is required for any amendment with increases the number of shares subject to the 1992 Option Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption of options in connection with mergers or acquisitions) or which otherwise requires shareholder approval pursuant to Rule 16b-3 of the SEC.

         The issuance of stock upon exercise of options already granted is subject to securing shareholder approval of 1992 Option Plan and the registration with the SEC of the shares reserved thereunder.

         The options are nonassignable except by will or by the laws of descent and distribution.

VOTE REQUIRED

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting, either in person or by proxy, is required to amend the 1992 Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE OPTION PLAN.

3.       RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors will request that the shareholders ratify its selection of PricewaterhouseCoopers LLP, Certified Public Accountants, as independent public auditors for the Company for the current fiscal year. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, another firm of certified public accountants will be selected by the Board of Directors.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

VOTE REQUIRED

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting, either in person or by proxy, is required to ratify the Company's selection of auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE AUDITORS.

4.  OTHER MATTERS

         The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, the Board of Directors intends that proxies, in the form enclosed, will be voted in respect of any other business that may properly come before the meeting in accordance with the judgment of the persons voting such proxies.

                             SOLICITATION OF PROXIES

         The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. All of the costs of solicitation of proxies will be paid by the Company.

                            PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, November 2, 2000, must be received by the Company no later than June 2, 2000, to be included in the Company's proxy statement and form of proxy relating to that meeting.

Dated: Bothell, Washington
       September 27, 1999


SHAREHOLDERS CAN VIEW A COPY OF THE ANNUAL REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY VISITING TELTONE'S WEBSITE (WWW.TELTONE.COM) OR CONTACTING DEBRA L. GRIFFITH, VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER. COPIES ARE AVAILABLE WITHOUT CHARGE. PLEASE WRITE TO:

                                DEBRA L. GRIFFITH
                               TELTONE CORPORATION
                             22121 - 20TH AVENUE SE
                         BOTHELL, WASHINGTON 98021-4408

PROXY

                       FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                                   TELTONE CORPORATION

                      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles L. Anderson and Richard W. Soshea, and each of them, with full power of substitution, as Proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Corporation to be held at Teltone Headquarters, 22121 - 20th Ave SE, Bothell, WA 98021 on November 4, 1999 at 2:00 p.m. and at adjournments thereof.

     THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 & 3 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE).


                           FOLD AND DETACH HERE

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                                                                               Please mark
                                                                               your votes as   / X /
                                                                               indicated in
                                                                               this example


Proposal 1: To elect directors:
C.L. Anderson, R.W. Soshea, C.P. Waite,
D.C. Wilson, P.M. Wythes, T.S. Storer
                                                                                           Proposal 3: TO RATIFY THE APPOINTMENT OF
FOR all nominees   WITHHOLD AUTHORITY       To withhold authority to vote for any          PricewaterhouseCoopers LLP as auditors
listed (except     to vote for all          nominee(s), write name(s) below:               for the current fiscal year.
as marked to       nominees listed          ________________________________________
the contrary).                                                                             FOR     AGAINST    ABSTAIN
/   /                /   /                                                                 /  /      /  /       /  /

Proposal 2: To approve an amendment to the Corporation's 1992 Stock Option Plan increasing the number of shares reserved for issuance from 1,050,000 shares to
1,400,000 shares of common stock upon the exercise of stock options granted thereunder.

FOR     AGAINST    ABSTAIN
/  /      /  /       /  /


                                                                                           Important - Please sign and return
                                                                                           promptly. When shares are held by joint
                                                                                           tenants, both should sign. When signing
                                                                                           as attorney, executor, administrator,
                                                                                           trustee or guardian should give full
                                                                                           title as such. If a corporation, please
                                                                                           sign in full corporate name by President
                                                                                           or other authorized officer. If a
                                                                                           partnership, please sign in partnership
                                                                                           name by an authorized person.

                                                                                           SIGNATURE(S)___________________________

                                                                                           DATE___________________________________

                                               FOLD AND DETACH HERE


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